UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Stabilis Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-40364	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11750 Katy Freeway Suite 900 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

832-456-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	SLNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2026, Stabilis Solutions, Inc. (the “Company”) and certain of its subsidiaries, as borrowers (collectively, the “Borrowers”), entered into a Second Modification Agreement and Amendment to Other Loan Documents (the “Second Modification Agreement”) with The Huntington National Bank, as successor by merger to Cadence Bank (the “Bank”), amending that certain Loan Agreement dated as of June 9, 2023, by and among the Borrowers and the Bank (the “Loan Agreement”).

The Second Modification Agreement amends the Loan Agreement to, among other things: (i) revise the financial covenant under the Loan Agreement to require the Borrowers to maintain a minimum Fixed Charge Coverage Ratio of 1.20 to 1.00, tested as of the last day of each fiscal quarter on a trailing twelve-month basis, commencing with the fiscal quarter ending March 31, 2027; and (ii) establish a segregated, blocked deposit account maintained with and under the control of the Bank (the “Cash Collateral Account”), funded with at least $5,000,000, as collateral security for the obligations under the Loan Agreement. Until the Borrowers demonstrate compliance with the minimum Fixed Charge Coverage Ratio for two consecutive fiscal quarters, commencing with the fiscal quarter ending March 31, 2027, availability under the revolving credit facility is limited to the amount on deposit in the Cash Collateral Account (subject to a cap of $10,000,000), after which availability will be determined by the borrowing base, up to a maximum of $10,000,000, and the Cash Collateral Account will be terminated and released to the Borrowers. In connection with the Second Modification Agreement, the Borrowers paid the Bank an upfront fee of $15,000.

The foregoing description of the Second Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Modification Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STABILIS SOLUTIONS, INC.
By: /s/Andrew L. Puhala
Andrew L. Puhala
Chief Financial Officer

Date: June 30, 2026